                    RETIREMENT AGREEMENT AND GENERAL RELEASE
                                READ IT CAREFULLY


NOTICE TO PETER D. GRIFFITH:
---------------------------

This is a very important legal document, and you should carefully review and understand the terms and effect of this document before signing it. By signing this Retirement Agreement and General Release ("Agreement"), you are agreeing to completely release First Federal Savings Bank, FedFirst Financial Corporation, FedFirst Mutual Holding Company and others from all liability to you. Therefore, you should consult with an attorney before signing the Agreement. If you choose to sign the Agreement, you will have seven (7) days following the date of your signature to revoke the Agreement, and the Agreement shall not become effective or enforceable until the revocation period has expired.

This is a Retirement Agreement and General Release by and between Peter D. Griffith and his heirs, administrators, beneficiaries, and assigns (individually and collectively "Griffith") and First Federal Savings Bank, FedFirst Financial Corporation and FedFirst Mutual Holding Company, Monessen, Pennsylvania (sometimes collectively referred to hereinafter as the "Employers"). The parties, intending to be legally bound, agree as follows:

         1.       RETIREMENT; PAYMENTS TO GRIFFITH, ETC.
                  -------------------------------------

         a. Effective September 30, 2005, Griffith hereby voluntarily resigns (i) from employment with the Employers by reason of his retirement and
(ii) as a member of the Board of Directors of each of First Federal Savings Bank, FedFirst Financial Corporation and FedFirst Mutual Holding Company as well as the board of directors of any subsidiary or affiliate of the foregoing not specifically identified herein.

         b. Following the effective date of this Agreement, the Employers shall pay to Griffith a single payment equal to the sum of the separate items set forth in Appendix A (attached hereto), less all appropriate taxes and withholdings. Such payment shall be made not later than seven (7) business days after the effective date of this Agreement.

         c. The Employers shall take such action as may be necessary to terminate the lease covering the vehicle provided to Griffith by First Federal Savings Bank and transfer title to the vehicle to Griffith as soon as is reasonably practicable after the effective date of this Agreement.

         d. Except to the extent of any amendments contemplated by this Agreement, the Employers acknowledge this Agreement shall not affect the rights of Griffith under the following plans and agreements, which rights shall be determined by reference to the provisions of the applicable plans and agreements, except as noted below:

                  o Executive Supplemental Retirement Agreement dated June 30, 1999 ("SERP");
                  o Executive Life Insurance Endorsement Method Split Dollar Agreement date June 30, 1999;
                  o Consulting Agreement between Griffith and First Federal Savings Bank dated June 30, 1999 (the "Consulting Agreement"); and
                  o  First Federal Savings Bank 401(k) plan.

         This Agreement shall not affect Griffith's right to elect continuation coverage under any employee welfare benefit plan sponsored by the Employers to the extent such election is authorized under federal or state law. Upon Griffith's election to continue health and dental insurance coverage under COBRA, the Bank shall pay the cost of such coverage through February 2006 with respect to Griffith and through July 2006 with respect to Griffith's spouse. Following the date Griffith attains age 65, the Employers shall make available to Griffith medicare supplement coverage for the remainder of Griffith's life at a cost to the Employers not to exceed $212 per month. Any increase in the cost of such coverage to a level in excess of $212 per month shall be borne solely by Griffith (the "excess premium"). Following the date Griffith's spouse attains age 65, the Employers shall make available to her coverage for her lifetime under the medicare supplement program in which Griffith participates at her sole expense (the "spousal premium"). In the event that prior to the due date of any premium payable with respect to such medicare supplement coverage, Griffith has not paid to the Employers any amount due in the form of excess premiums or spousal premiums, the Employers shall be under no obligation to advance such amounts and shall not be liable for any occurrence arising out of the lapse of such coverage for non-payment of premium. The Employers agree to provide Griffith or his spouse, as applicable, with reasonable notice of the amount of and due date for such premiums. Notwithstanding anything in this Agreement to the contrary, the Employers reserve the right to discontinue the medicare supplement program at any time. In the event such program is discontinued, Griffith and, if applicable, his spouse, shall receive reasonable notice of the Employers' intention to discontinue the program and, upon the discontinuance of the program, the Employers shall provide Griffith with a monthly payment of $212 for the remainder of his life. In addition, Griffith and the Employers agree that, as soon as practicable after the effective date of this Agreement, (i) the SERP shall be amended to reflect a normal retirement age equal to Griffith's age at September 30, 2005 and (ii) the Consulting Agreement shall be amended to provide for payment of not more than $148,500 in equal monthly installments over the period October 1, 2005 through the month in which Griffith's 68th birthday occurs. Such amendments shall be executed by the parties to this Agreement.

         e. In the event that the Employers breach any of their obligations under paragraph b, Griffith agrees that his sole remedy shall be an action to recover the amount set forth in Appendix A to the extent not previously paid, and any recovery shall be limited to such amount. Griffith further agrees that, in any and/or all such circumstances, all of his obligations and releases under this Agreement will remain in full force and effect.

         2.       COSTS, INCLUDING ATTORNEYS' FEES. Griffith understands and
                  --------------------------------
agrees that the Employers shall not be liable to Griffith and/or any present or former attorney for any costs, expenses, or attorneys' fees of any kind or amount. Furthermore, Griffith expressly agrees that he is not to be considered to be the "prevailing" or "successful" party within the meaning of any statute, rule, or other law.

         3.       MUTUAL RELEASE.
                  --------------

         a.       RELEASE BY GRIFFITH. In exchange for the consideration set
                  -------------------
forth in this Agreement and intending to be legally bound, Griffith, and all other persons or entities claiming with, by, or through him, hereby releases and forever discharges the Employers, their predecessors, successors, affiliates, subsidiaries, parents, partners and all of their present and past directors, officers, agents, employees and attorneys, and all other persons or entities who could be said to be jointly or severally liable with them (individually and collectively the "Releasees") from any and all liabilities, claims, actions, causes of action or suits presently asserted or not asserted, accrued or unaccrued, known or unknown, that Griffith had, now has, or may have or could claim to have against them, from the beginning of time to the date of execution of this Agreement, including, but not limited to, all claims and rights: (i) in any way arising from or based upon Griffith's employment with the Employers, such as and including any indemnification of Griffith regarding his actions as a director or officer of the Employers, which indemnification is no longer required to be provided by the Employers to Griffith except to the extent that such release of indemnification coverage by Griffith is not permitted by applicable law; or (ii) which relate in any way to the termination of Griffith's employment and other duties with the Employers, whether pursuant to any oral or written agreements that precede this Agreement. For the same exchange of consideration referenced immediately above, and intending to be legally bound, Griffith, and all other persons or entities claiming with, by, or through him, also releases the Releasees from any and all liabilities, claims, actions, causes of action or suits presently asserted or not asserted, accrued or unaccrued, known or unknown, that Griffith had, now has, or may have or could claim to have against them, from the beginning of time to the date of execution of this Agreement, including, but not limited to, all claims and rights in any way arising from or based upon any claims for wrongful discharge, libel, slander, breach of contract, impairment of economic opportunity, intentional infliction of emotional distress or any other tort, or claims under federal, state, or local constitutions, statutes, regulations, ordinances, or common law, including without limitation claims under the Federal Age Discrimination in Employment Act, the Federal Older Workers Benefit Protection Act, Title VII of Civil Rights Act of 1964, the Americans with Disabilities Act, the Pennsylvania Human Relations Act, Employee Retirement Income Security Act of 1974, the Civil Rights Acts of 1866, 1871, 1964, and 1991, the Rehabilitation Act of 1973, the Equal Pay Act of 1963, the American with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Sarbanes Oxley Act of 2002, and any other statute or law.

         b.       RELEASE BY THE EMPLOYERS. In exchange for the consideration
                  ------------------------
set forth in this Agreement and intending to be legally bound, the Employers hereby knowingly and voluntarily release and forever discharge Griffith from any and all actions, causes of actions, suits, damages, judgments, claims, and/or demands sounding in negligence, brought in law or in equity, (hereinafter collectively referred to as "negligence claims"), which negligence claims the Employers ever had, now or may or might in the future have against Griffith, based on any acts, omissions, transactions or occurrences occurring prior to or on the date of execution of this Agreement. Notwithstanding the foregoing, nothing in this Agreement shall be deemed to be a waiver or release by the Employers of any claims against Griffith which are based on or arise out of: (i) a customer relationship between Griffith and the Employers, including but not limited to, lending relationships between Griffith and the Employers; or (ii) intentional or fraudulent acts or conduct; or (iii) any alleged misappropriation of the Employers' funds or the Employers customer funds, for any purposes except to the extent that any such funds have been reimbursed by Griffith. Also, to the extent that a waiver or release by the Employers of any particular claim or type of claim would be prohibited under federal or state law, including, without limitation, regulations restricting indemnification or any threatened, pending or completed legal or regulatory action, suit or proceeding, such a waiver shall not be effective and is not provided by the Employers to Griffith, notwithstanding any statement to the contrary in this Agreement.

         4.       NO ADMISSION OF WRONGDOING. The parties hereto agree that this
                  --------------------------
Agreement is not to be construed as a finding or admission of wrongdoing or liability or illegal or unethical conduct by any party. Nothing in this Agreement shall constitute precedent or evidence in any investigation, proceeding, or trial, with the exception that this Agreement shall be admissible evidence in any proceeding to enforce its terms or secure a remedy for breach of its terms.

         5.       CONFIDENTIAL INFORMATION.
                  ------------------------

         a. Griffith agrees that he will not communicate the terms and conditions of the discussions pertaining to and preceding finalization of this Agreement to any persons other than his spouse, attorneys, and tax advisors.

         b. Griffith acknowledges that, during the course of the employment relationship, he has or will become privy to confidential and proprietary business information belonging to the Employers ("Confidential Information"), the unauthorized disclosure of which could cause serious and irreparable injury to the Employers. The information includes, but is not limited to, information concerning existing and prospective expansion plans; existing and potential financing arrangements; existing and potential marketing plans and activities; proprietary computer software programs and applications; business plans and strategies and other non-public information. Griffith agrees to hold and safeguard the Confidential Information in trust for the Employers, their successors and assigns, and agrees that he will not, for a period of three (3) years from the date of this Agreement, misappropriate, use for his own advantage, disclose or otherwise make available to anyone who is not an officer of the Employers, for any reason, any of the Confidential Information, regardless of whether the Confidential Information was developed or prepared by him or others. The scope of this Agreement is not limited to information that is patented, patentable, copyrighted or technically classifiable as a trade secret.

         6.       NOTICE OF REQUESTS FOR INFORMATION.
                  ----------------------------------

         a. In the event that Griffith receives a subpoena, interrogatory, document request, or request for admission, notice of deposition, or other legal paper ("legal document") or other written or any oral request, that might call for disclosure of Confidential Information or information relating to the Employers, Griffith shall as soon as possible and in any event no later than forty-eight (48) hours after receipt of such request, notify the Employers and its counsel, by telephone and in writing, of such request. The notice shall include the information contained in the legal document or any other request, and shall attach a copy of such legal document, or written request. If a request for information relating to the Employers is made orally, then Griffith shall, as soon as possible and in any event no later than seventy-two (72) hours after receipt of the request, notify the Employers and its counsel by telephone and in writing of receipt of the request and provide to the Employers such information Griffith has concerning the request, including but not limited to the date, time and place the request was received, the party or parties from whom the request was received, the specific nature and substance of the request and the purpose of the request.

         b. If Griffith receives any legal document, or other written or oral request for confidential information, he shall also notify the person or persons seeking disclosure of information relating to the Employers, and, if known, the person, persons or entity on whose behalf the request was made, that the information requested is confidential and subject to this Agreement, and that it may not be revealed.

         c. Griffith shall provide, with the Employers to reimburse all properly verified and pre-approved out-of-pocket expenses, his assistance and cooperation in any efforts by the Employers to avoid the disclosure of Confidential Information, including, but not limited to, any attempts by the Employers to obtain a protective order from a Court prohibiting its disclosure. If the Employers are unable to obtain a protective order, then Griffith will only disclose that Confidential Information which he is legally required to disclose.

         7.       COOPERATION AND NON-DISPARAGEMENT. The parties agree that they
                  ---------------------------------
will not disparage or make derogatory comments about each other or the Employers' present and former officers, directors, employees, agents, or attorneys, or their business practices.

         8.       AGREEMENT NOT TO SUE. Griffith agrees never to sue, institute,
                  --------------------
cause to institute, assist any other person or entity in instituting or permit to be instituted any legal or administrative proceeding relating to or arising out of any claim and/or cause of action released in paragraph 3 above. Griffith further agrees that if he files or causes to be filed any claim or cause of action which is found to be barred in whole or in part by this Agreement, he will pay all attorneys' fees and costs incurred by the defending party, its present and former officers, directors, employees, agents and attorneys, in defending against those barred claims.

         9.       INJUNCTIVE RELIEF. Griffith agrees that any breach of the
                  -----------------
agreements and representations set forth in paragraphs 5, 6, 7, and 8 will cause the Employers irreparable harm, that such injury cannot be remedied adequately by the recovery of monetary damages, that upon such a breach the Employers shall be entitled, in addition to and not in lieu of, any and all other remedies, to injunctive or other equitable relief without the posting of any bond or undertaking and that such injunctive and/or equitable relief will not work a hardship on him. The Employers further agree that in any and/or all such circumstances, all of their obligations under this Agreement will remain in full force and effect.

         10.      CHOICE OF LAW. This Agreement shall be governed by, construed
                  -------------
under and enforced pursuant to the laws of the Commonwealth of Pennsylvania, except to the extent that federal law applies.

         11.      AGREEMENT FREELY AND VOLUNTARILY ENTERED INTO. Griffith
                  ---------------------------------------------
warrants and represents that he has signed this Agreement after review and consultation with legal counsel of his choice and that he understands this Agreement and signs it freely, knowingly and voluntarily, without any legal reservation and fully intending to be legally bound hereby. Griffith acknowledges that he was provided an opportunity to review and consider this Agreement for twenty-one (21) calendar days before the date of his resignation (September 30, 2005) and that he has voluntarily waived this twenty-one (21) day consideration period. Griffith further acknowledges and agrees that this Agreement does not release him from any obligation under any contract or agreement he entered into as a customer of First Federal Savings Bank and that such obligations shall be determined solely by reference to the terms of such contract or agreement; provided, however, that to extent such action is not inconsistent with such contract or agreement or any applicable law or regulation, First Federal Savings Bank reserves the right to set-off any payments otherwise due Griffith under this Agreement in the event of a default by Griffith in his obligations thereunder.

         12.      COMPLETE WRITTEN SETTLEMENT. This Agreement expresses a full
                  ---------------------------
and complete settlement of all matters outstanding between Griffith and the Employers. Griffith agrees that there are absolutely no agreements or reservations relating to Griffith's retirement and Griffith's release of the Employers that are not clearly expressed in writing herein. This Agreement may not be modified except in writing signed by all parties hereto. Griffith specifically acknowledges and agrees that, as of the effective date of this Agreement, the Employment Agreement between Griffith, First Federal Savings Bank and FedFirst Financial Corporation dated as of April 6, 2005 ("Employment Agreement") is terminated and, thereafter, shall be without force or effect.

         13.      BINDING ON SUCCESSORS AND ASSIGNS. This Agreement shall be
                  ---------------------------------
binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

         14.      COUNTERPARTS. This Agreement may be executed in multiple
                  ------------
counterparts, and shall be fully valid, legally binding and enforceable whether executed in a single document or in such counterparts.

         15.      TERMINATION OF THIS AGREEMENT.
                  -----------------------------

         a. Notwithstanding any other provisions of this Agreement, this Agreement shall terminate automatically upon Griffith's death and Griffith's rights under this Agreement shall cease as of the date of such termination.

         b. Notwithstanding any other provisions of this Agreement, the Employers may terminate this Agreement if Griffith breaches any of the agreements and representations set forth in paragraphs 5, 6, 7, and 8 of this Agreement.

         16.      REGULATORY COMPLIANCE. Notwithstanding any other provision in
                  ---------------------
this Agreement, the Employers' obligations hereunder are subject to compliance with all applicable federal and state regulatory requirements. The Employers may, at any time, take such action it deems necessary to comply with all such applicable regulatory requirements, including suspending payments under this Agreement or terminating the Agreement in its entirety. Any payments made or benefits provided to Griffith pursuant to this Agreement, or otherwise, are subject to and conditioned upon compliance with 12 U.S.C. Section 1828(k) and any rules and regulations promulgated thereunder and the provisions of 12 C.F.R.
Section 563.39.

                                      * * *

AGREED TO AND INTENDING TO BE LEGALLY BOUND HEREBY, THE PARTIES BELOW HAVE EXECUTED THIS RETIREMENT AGREEMENT AND GENERAL RELEASE AS OF THE 9TH DAY OF SEPTEMBER, 2005.


WITNESS:



/s/ Angela Daniele                            /s/ Peter D. Griffith
--------------------------------------        ----------------------------------
Name:  Angela Daniele                         Peter D. Griffith
Title: Secretary


ATTEST:                                       FIRST FEDERAL SAVINGS BANK


/s/ Angela Daniele                            /s/ Joseph U. Frye
--------------------------------------        ----------------------------------
Name:  Angela Daniele                         Name:  Joseph U. Frye
Title: Secretary                              Title: Vice Chairman of the
                                                     Board of Directors


ATTEST:                                       FEDFIRST FINANCIAL CORPORATION


/s/ Angela Daniele                            /s/ Joseph U. Frye
--------------------------------------        ----------------------------------
Name:  Angela Daniele                         Name:  Joseph U. Frye
Title: Secretary                              Title: Vice Chairman of the
                                                     Board of Directors


ATTEST:                                       FEDFIRST MUTUAL HOLDING COMPANY


/s/ Angela Daniele                            /s/ Joseph U. Frye
--------------------------------------        ----------------------------------
Name:  Angela Daniele                         Name:  Joseph U. Frye
Title: Secretary                              Title: Vice Chairman of the
                                                     Board of Directors

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

                                             APPENDIX A


Payment representing continuation of base salary through 12/31/06:                               $218,750

Payment in lieu of 2005 and 2006 ESOP allocations:                                               $ 20,000

Payment in lieu of remaining 2005 and 2006 employer match under Employers' 401(k) Plan:          $ 14,000

Payment in lieu of remaining 2005 and 2006 discretionary profit sharing                          $ 16,400

Enhanced Payment equal to Employers' cost of certain welfare benefits (life, disability)
through 12/31/06 and miscellaneous benefits :                                                    $  7,000

Payment in lieu of continuing director compensation (36 months):                                 $ 64,800


TOTAL PAYMENT UNDER PARAGRAPH 1 OF THE AGREEMENT:                                                $340,950
